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                                   Exhibit 4

                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN

1.   Purpose.
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     The Systems & Computer Technology Corporation 2000 Employee Stock Purchase
Plan (the "Plan") is broadly based and intended to encourage and facilitate the purchase of Shares of the Common Stock of Systems & Computer Technology Corporation (the "Company"), by employees of the Company and any Participating Companies, thereby providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

2.   Definitions.
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     (a)  Account" means a bookkeeping account established by the Committee on
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behalf of a Participant to hold Payroll Deductions and Shares.

     (b)  "Approved Leave of Absence" means a leave of absence that has been
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approved by the applicable Participating Company in such a manner as the Board may determine from time to time.

     (c)  "Board" means the Board of Directors of the Company.
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     (d)  "Code" means the Internal Revenue Code of 1986, as amended.
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     (e)  "Committee" means the Committee appointed pursuant to Section 14 of
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the Plan.

     (f)  "Company" means Systems & Computer Technology Corporation and any
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successor(s).

     (g)  "Compensation" means an Employee's cash compensation payable for
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services to a Participating Company.

     (h)  "Election Form" means the form acceptable to the Committee which an
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Employee shall use to make an election to purchase Shares through Payroll
Deductions pursuant to the Plan.

     (i)  "Eligible Employee" means an Employee who meets the requirements for
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eligibility under Section 3 of the Plan.

     (j)  "Employee" means a person who is an employee of a Participating
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Company.

     (k)  "Fair Market Value" means the closing price per Share on the principal
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national securities exchange on which the shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities

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Dealers Automated Quotation System ("NASDAQ"), or if not listed or traded on any such exchange or market, the fair market value as reasonably determined by the Board, which determination shall be conclusive.

     (l)  "Five Percent Owner" means an Employee who, with respect to a
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Participating Company, is described in Section 423(b) of the Code.

     (m)  "Offering" means an offering of Shares to Eligible Employees pursuant
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to the Plan.

     (n)  "Offering Commencement Date" means April 1, 2001 and the first day of
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each month thereafter.

     (o)  "Offering Period" means the period extending from an Offering
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Commencement Date through the following Offering Termination Date.

     (p)  "Offering Termination Date" means the last day of each month
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immediately following an Offering Commencement Date.

     (q)  "Option Price" means eighty five percent (85%) of the Fair Market
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Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the last trading day of the Offering Period.

     (r)  "Participant" means an Employee who meets the requirements for
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eligibility under Section 3 of the Plan and who has timely delivered an Election
Form to the Committee.

     (s)  "Participating Company" means, as provided in Schedule A, the Company
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and subsidiaries of the Company, within the meaning of Section 424(f) of the
Code, if any, that are approved by the Board from time to time and whose employees are designated as Employees by the Board.

     (t)  "Payroll Deductions" means amounts withheld from a Participant's
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Compensation pursuant to the Plan, as described in Section 5 of the Plan.

     (u)  "Plan" means Systems & Computer Technology Corporation 2000 Employee
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Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

     (v)  "Plan Termination Date" means the earlier of:
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          (1) The Offering Termination Date for the Offering in which the maximum number of Shares specified in Section 5 of the Plan have been issued pursuant to the Plan; or

          (2) The date as of which the Board chooses to terminate the Plan as provided in Section 15 of the Plan.

     (w)  "Shares" means shares of Common Stock of the Company.
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     (x)  "Successor-in-Interest" means the Participant's executor or
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administrator, or such other person or entity to whom the Participant's rights under the Plan shall have passed by will or the laws of descent and distribution.

     (y)  "Termination Form" means the form acceptable to the Committee which an
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Employee shall use to withdraw from an Offering pursuant to Section 8 of the
Plan.

3.   Eligibility and Participation.
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     (a)  Initial Eligibility.  Except as provided in Section 3(b) of the Plan,
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individual who is an Employee on an Offering Commencement Date shall be eligible to participate in the Plan.

     (b)  Ineligibility.  An Employee shall not be eligible to participate in
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the Plan if such Employee:

          (1)  Is a Five Percent Owner;

          (2)  Is a temporary Employee; or

          (3) Is restricted from participating under Section 3(d) of the Plan.

     (c)  Participation During Leave of Absence.  A Participant who begins an
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Approved Leave of Absence while actively participating in the Plan shall be entitled to continue such active participation at least through the end of the month (or other Offering Period) in which such leave begins. Subject to Section 8(c), a Participant who is on a paid Approved Leave of Absence may elect to continue active participation during such paid leave. If the Participant returns to active employment after not actively participating in the Plan (other than as an ineligible Employee under Section 3(b)), he or she shall be eligible to recommence active participation effective as of the next Offering Period. If the Participant does not return to active, eligible employment, the Participant shall have no further right to actively participate in the Plan.

     (d)  Restrictions on Participation.  Notwithstanding any provisions of the
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Plan to the contrary, no Employee shall be granted an option to participate in the Plan if:

          (1) Immediately after the grant, such Employee would be a Five Percent Owner; or

          (2) Such option would permit such Employee's rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of Section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to Section 423(b)(8) of the Code) for each calendar year in which such option is outstanding.

     (e)  Commencement of Participation.  An Employee who meets the eligibility
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requirements of Sections 3(a) and 3(b) of the Plan and whose participation is not restricted under Section 3(d) of the Plan shall become a Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering

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Commencement Date for the first Offering to which such Election Form applies.
Payroll Deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Section 8 of the Plan.

4.   Shares Per Offering.
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     The Plan shall be implemented by a series of Offerings that shall terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation payable for each Offering Period occurring on or after adoption of the Plan by the Board and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Section
10(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares for which options are exercised on any Offering Termination Date exceeds the maximum number of Shares available, the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.   Payroll Deductions.
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     (a)  Amount of Payroll Deductions.  An Eligible Employee who wishes to
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participate in the Plan shall file an Election Form with the Committee at least
15 days before the Offering Commencement Date for the first Offering for which such Election Form is effective, on which he or she may elect to have Payroll Deductions of such amounts designated by the Committee on the Election Form, from time to time, made from his or her Compensation on each regular payday during the time he or she is a Participant in the Plan, provided that the rules established by the Committee shall be consistent with Section 423(b)(5) of the Code. Unless otherwise provided by the Committee, each Participant's payroll deductions shall be not less than $10 per pay period and not more than ten percent of gross pay per pay period.

     (b)  Participants' Accounts.  All Payroll Deductions with respect to a
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Participant pursuant to Section 5(a) of the Plan shall be credited to the
Participant's Account under the Plan.

     (c)  Changes in Payroll Deductions.  A Participant may discontinue his or
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her participation in the Plan as provided in Section 8(a) of the Plan, but no other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

6.   Granting of Options.
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     On each Offering Termination Date, each Participant shall be deemed to have been granted an option to purchase a number of full and fractional Shares equal to the quotient

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obtained by dividing the balance credited to the Participant's Account as of the
Offering Termination Date, by the Option Price.

7.   Exercise of Options.
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     (a)  Automatic Exercise.  With respect to each Offering, a Participant's
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option for the purchase of Shares granted pursuant to Section 6 of the Plan shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.

     (b)  Fractional Shares.  Fractional Shares may be credited to Participants'
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Accounts. Upon withdrawal or distribution of the Participant's entire Account, the Participant shall be paid the value of any fractional share in cash.

     (c)  Transferability of Option.  No option granted to a Participant
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pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant's lifetime other than by the Participant.

     (d)  Credit for Shares.  The Company shall credit Shares acquired on the
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exercise of options during an Offering Period to each Participant's Account as soon as practicable following the Offering Termination Date.

8.   Withdrawals.
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     (a)  Withdrawal of Shares.  A Participant may elect to withdraw all or any
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portion of the balance of Shares that have been credited to the Participant's
Account in the manner provided by the Committee from time to time.

     (b)  Termination of Participation.  A Participant may terminate his or her
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participation in the Plan at any time by giving notice to the Committee in the manner provided by the Committee from time to time, and no further Payroll Deductions will be made with respect to the Participant after the effective date of such termination of participation. Any unapplied cash may be applied by the Committee to the purchase of Shares on the next Offering Termination Date.

     (c)  Termination of Employment. Upon termination of a Participant's
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employment, including death, termination due to disability, or continuation of a leave of absence beyond 90 days, the Participant's participation in the Plan shall terminate. Any unapplied cash shall be applied as set forth in paragraph
(b).

9.   Interest.
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     No interest shall be paid or allowed with respect to amounts paid into the
Plan or credited to any Participant's Account.

10.  Shares.
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     (a)  Maximum Number of Shares.  No more than 500,000 Shares may be issued
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under the Plan. Such Shares may be unissued shares or treasury shares of the
Company or may be

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outstanding shares purchased in the open market or otherwise on behalf of the
Plan upon such terms as the Committee may approve for delivery under the Plan. The number of Shares available for any Offering and all Offerings shall be adjusted if the number of outstanding Shares of the Company is increased or reduced by split-up, reclassification, stock dividend or the like. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

     (b)  Participant's Interest in Shares.  A Participant shall have no
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interest in Shares subject to an option until such option has been exercised.

     (c)  Registration of Shares.  Shares to be delivered to a Participant
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under the Plan shall be registered in the name of the Participant.

     (d)  Restrictions on Exercise.  The Board may, in its discretion, require
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as conditions to the exercise of any option such conditions as it may deem necessary to assure that the exercise of options is in compliance with applicable securities laws.

11.  Expenses.
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     The Participating Companies shall pay all fees and expenses incurred
(excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her contributions. The Participant shall bear the cost, if any, incurred in connection with any sale of Shares distributable to the Participant.

12.  Taxes.
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     The Participating Companies shall have the right to withhold from each
Participant's Compensation an amount equal to all Federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them. In connection with such withholding, the Participating Companies may make any such arrangements as are consistent with the Plan as it may deem appropriate, including the right to withhold from Compensation paid to a Participant other than in connection with the Plan and the right to withdraw such amount from the amount standing to the credit of the Participant's Account.

13.  Plan and Contributions Not to Affect Employment.
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     The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

14.  Administration.
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     The Plan shall be administered by the Board, which may delegate responsibility for such administration to a committee of the Board or to a third party administrator under Board or Committee supervision. If the Board fails to appoint the Committee, any references in the Plan to the Committee shall be treated as references to the Board. The Board, or the Committee, shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to delegate administrative functions to a third party administrator and to make all other

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determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The determinations of the Board or the Committee on the matters referred to in this Section 14 shall be conclusive and binding upon all persons in interest.

15.  Amendment and Termination.
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     The Board may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of a Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek stockholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

16.  Effective Date.
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     The Plan was adopted by the Board on July 21, 2000 and will be implemented on March 1, 2001. In the event that the Plan is not approved by the Company's stockholders within one year of the adoption of the Plan by the Board, the tax treatment of Section 423 of the Code may not apply with respect to Shares transferred to Participants on the exercise of options pursuant to Section 7 of the Plan.

17.  Government and Other Regulations.
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     (a)  In General. The purchase of Shares under the Plan shall be subject to
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all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

     (b)  Securities Law.  The Committee shall have the power to make each grant
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under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

18.  Non-Alienation.
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     No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his or her interest under the Plan prior to the distribution to him or her of Share certificates. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

19.  Notices.
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     Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

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     If to the Company:
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     Systems & Computer Technology Corporation
     4 Country View Road
     Malvern, PA 19355
     Attn: Employee Stock Purchase Plan Committee
     Or any other address provided pursuant to written notice.

     If to the Participant:
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     At the address on file with the Company from time to time, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

20.  Successors.
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     The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Company.

21.  Severability.
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     If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22.  Acceptance.
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     The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

23.  Applicable Law.
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     This Plan shall be construed in accordance with the laws of the state of
Delaware, to the extent not preempted by applicable Federal law.

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